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                                                                     EXHIBIT 3.C


                               ARTICLES OF MERGER
                                     MERGING
                             ESCO TECHNOLOGIES INC.
                                  WITH AND INTO
                          ESCO ELECTRONICS CORPORATION

                            (Section 351.447, RSMo.)

                Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporations certify the following:

         1. That ESCO Technologies Inc. of Missouri and ESCO Electronics Corporation of Missouri are hereby merged and that the above named ESCO Electronics Corporation is the surviving corporation.

         2. That the Board of Directors of ESCO Technologies Inc., on May 11 2000, by unanimous consent resolutions approved the Plan of Merger set forth in these articles.

         3. That the Board of Directors of ESCO Electronics Corporation met on May 4, 2000 and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles.

         4. That this Plan of Merger has been adopted pursuant to Section 351.447, RSMo.

         5. That the resolution of the Board of Directors of the parent corporation, ESCO Electronics Corporation (the "Company"), approving the Plan of Merger is as follows:

                  RESOLVED, that it is deemed necessary and advisable that ESCO Technologies Inc. be merged with and into the Company (the "Merger") and that the Company be the surviving corporation in such Merger;

         6. That the parent corporation, ESCO Electronics Corporation, is in compliance with the 90 percent ownership requirement of Section 351.447 RSMo., and will maintain at least 90 percent ownership of each of the other corporations, party to the merger, until the issuance of the Certificate of Merger by the Secretary of State of Missouri.

         7.     PLAN OF MERGER

         1.     ESCO Electronics Corporation of Missouri is the survivor.

         2. All of the property, rights, privileges, leases and patents of ESCO Technologies Inc. are to be transferred to and become the property of the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments, and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

         3. The officers and board of directors of ESCO Electronics Corporation shall continue in office until their successors are fully elected and qualified under the provisions of the by-laws of the surviving corporation.




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         4.     The Restated Articles of Incorporation of the survivor are amended as follows:

                                   ARTICLE ONE

                The name of the corporation (hereinafter referred to as the "Corporation") is: ESCO Technologies Inc.

         8. That these Articles of Merger shall become effective the 10th day of July, 2000.








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IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.



         ESCO TECHNOLOGIES INC.

(CORPORATE SEAL)

By
   -----------------------------------
     Vice President

ATTEST:

By
   -----------------------------------
     Secretary



         ESCO ELECTRONICS CORPORATION

(CORPORATE SEAL)

By
   -----------------------------------
     Vice President

ATTEST:

By
   -----------------------------------
     Assistant Secretary